Exhibit 1.1

Arcutis Announces Appointment of Neha Krishnamohan to Board of Directors

WESTLAKE VILLAGE, Calif., September 2, 2022 -- Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), an early-stage commercial company focused on developing meaningful innovations in immuno-dermatology, today announced that Neha Krishnamohan has been appointed to the Arcutis Board of Directors and as a member of the audit committee. Following the appointment, the Board will be composed of 10 directors.

“We are absolutely delighted to welcome Neha to the Arcutis Board,” said Frank Watanabe, Arcutis’ President and Chief Executive Officer. “Neha brings incredible depth of business, financial, and investment experience, and has deep understanding of our business, having worked on our initial public offering in a previous role. She will be a wonderful addition to our board and will support the next stage of Arcutis’ growth. I am incredibly proud of the caliber and diversity of our entire Board of Directors, and look forward to working with Neha again as we bring meaningful innovation to medical dermatology.”

“I am honored to join the Arcutis board at this pivotal time following the recent commercialization of ZORYVE™ (roflumilast) cream in plaque psoriasis, an important new treatment option for adults and adolescents,” said Neha Krishnamohan. “Ever since working on the Arcutis IPO, I have been impressed with not only the Company’s robust dermatological development pipeline and track record of executional success, but also the commitment of both the leadership and greater organization to solving unmet needs for individuals with immune-mediated skin diseases.”

Ms. Krishnamohan is currently the Chief Financial Officer and Executive Vice President of Corporate Development at Kinnate Biopharma, with over 12 years of experience in healthcare investment banking and finance. Previously, Ms. Krishnamohan was the vice president in the Healthcare Investment Banking Group and a member of the Mergers and Acquisitions (M&A) Group within the Investment Banking Division at Goldman Sachs. While at Goldman Sachs, she established herself as a senior leader in the healthcare coverage group, working with a variety of biopharmaceutical boards and management teams on a broad range of strategic financial matters, executing financings as well as leading M&A transactions. Of note, she was one of the lead bankers on Arcutis’ highly successful 2020 initial public offering. Ms. Krishnamohan has successfully executed over $100 billion in transactions in the biopharmaceutical, medical technology, and tools/diagnostics sectors. Ms. Krishnamohan holds a Bachelor of Science with a double major in Biomedical Engineering and Economics from Duke University.

INDICATION
ZORYVE (roflumilast) cream 0.3% is indicated for topical treatment of plaque psoriasis, including intertriginous areas, in patients 12 years of age and older.
IMPORTANT SAFETY INFORMATION
The use of ZORYVE is contraindicated in patients with moderate to severe liver impairment (Child-Pugh B or C).
The most common adverse reactions (≥1%) include diarrhea (3%), headache (2%), insomnia (1%), nausea (1%), application site pain (1%), upper respiratory tract infection (1%), and urinary tract infection (1%).
Please see full Prescribing Information.

About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis harnesses our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp psoriasis, atopic dermatitis, and seborrheic dermatitis. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, and Twitter.

Forward-Looking Statements
Arcutis cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential for ZORYVE to simplify disease management for care of plaque psoriasis; the potential of real-world use results of roflumilast cream, as well as the commercial launch of ZORYVE in plaque psoriasis. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the "Risk Factors" section of our Form 10-K filed with U.S. Securities and Exchange Commission (SEC) on February 22, 2022, as amended, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:
Media
Amanda Sheldon, Head of Corporate Communications
(805) 418-5006
asheldon@arcutis.com

Investors
Eric McIntyre, Head of Investor Relations
(805) 418-5006
emcintyre@arcutis.com